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                                                                   EXHIBIT 10(l)
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                          JUDGE IMAGING SYSTEMS, INC.
                          ---------------------------
                              SEPARATION AGREEMENT
                              --------------------

     THIS SEPARATION AGREEMENT is made and executed this 23rd day of April, 1996, by and between JUDGE IMAGING SYSTEMS, INC. (hereinafter referred to as "JIS"), and RAYMOND V. SOZZI (hereinafter referred to as "Employee").

                                   BACKGROUND
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     A.   Employee was employed by JIS as Chief Operating Officer pursuant to an
Employment Agreement ("Employment Agreement") effective February 28, 1996.

     B. The parties hereto desire to amicably terminate Employee's employment with JIS.

     NOW THEREFORE, in consideration of the mutual promises and agreements set forth in this Agreement, the parties hereto, intending to be legally bound hereby, agree as follows:

                                     TERMS
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          1.   RELEASE BY EMPLOYEE.

               (a). Employee, for and in consideration of the undertakings of JIS set forth herein, hereby remises, releases and forever discharges JIS, its past and present officers, directors, shareholders, employees, agents (including its outside advisors, accountants and attorneys), affiliates, successors, and assigns (collectively the "Released Parties"), of and from all, manners of actions and causes of actions, suits, debts, dues, accounts, bonds, covenants, contracts, agreements, judgments, claims and demands


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whatsoever, and specifically any claims arising from or relating in any way to his Employment Agreement and his employment relationship or the termination of his relationship and affiliation with JIS, including any and all claims arising under any federal, state or local statutory or common laws including, but not limited to Title VII of the Civil Rights Act of 1964, the Pennsylvania Human Relations Act or any other claims arising out of his employment at JIS, which against the Released Parties, Employee, his heirs, executors, or assigns, ever had or now has.

          (b). Employee agrees and covenants that neither he nor any person, organization or other entity on his behalf, will file, charge, claim, sue or cause of permit to be filed, charged or claimed any actions for damages for injunctive, declaratory, monetary or other relief involving any matter relating in any way to his Employment Agreement or the termination of his relationship and affiliation with JIS. Employee recognizes and acknowledges that the severance payment by JIS is expressly contingent upon the fulfillment and satisfaction of the obligations set forth in this Agreement.

     2. LIMITATION OF THE RELEASE BY EMPLOYEE. The Release set forth in Paragraph 1 is not intended by the parties to apply to any pension rights Employee may have or to any rights Employee may have under the Consolidated Omnibus Budget Reconciliation Act (COBRA).

     3.   RELEASE BY JIS.     JIS, for and in consideration of the undertakings
of Employee set forth herein, hereby remises, releases and forever discharges Employee, of and from all, manners


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of actions and causes of actions, suits, debts, dues, accounts, bonds, covenants, contracts, agreements, judgments, claims and demands whatsoever, and specifically any claims arising from or relating in any way to his Employment Agreement and his employment relationship or the termination of his relationship and affiliation with JIS, including any and all claims arising under any federal, state or local statutory or common laws, which against the Employee JIS ever had or now has.

     4. SEVERANCE PAY. As severance pay, Employee shall receive from JIS one month's salary in the amount of $12,500. The severance pay, less usual deductions, shall be paid to Employee on the execution of this Agreement.

     5. SEVERANCE DATE. Employee's last work day shall be April 18, 1996. His termination of employment with JIS shall be effective that date. Employee acknowledges that JIS is not obligated to hire, re-hire, or re-employ Employee in the future.

     6.   TERMINATION OF EMPLOYMENT AGREEMENT.

          (a).   Notice.  Employee waives and releases JIS from any notice
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obligation under Paragraph 4.3(c) of his Employment Agreement.

          (b).   Compensation. Employee waives and releases JIS from any
                 ------------
payments for salary, expense reimbursement, bonuses or any other payments or benefits set forth in Paragraph 5.3 of the Employment Agreement, other than those set forth in this Agreement.

          (c).   Stock Options.  Employee acknowledges that he holds options for
                 -------------
only 25,000 common shares of JIS. Employee acknowledges that he has not, and will not, vest any additional



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options as set forth in paragraph 3.3(b) of the Employment Agreement.

          (d).   Continuing Obligations.     The parties agree that Employee's
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obligations set forth in Section 4.3 and Article VI shall continue pursuant to their terms.

     7.   PROPERTY.      Employee agrees that all information, documentation,
software and printed materials including, but not limited to all financial information, whether recorded by computer, printed material or other medium, created by or provided to him during the course of his employment are the property of JIS. Employee represents that he does not have any such JIS property in his possession or that all such property will be returned to JIS no later than April 18, 1996.

     8.   COMMUNICATIONS.     Employee covenants and agrees that he shall not
engage in any communications which shall disparage JIS or unlawfully interfere with its existing or prospective business relationships. Employee further agrees to treat all information received as a result of his relationship with JIS as confidential and the property of JIS. Employee will not provide such information to any third party without the prior written consent of JIS.

     9. NO ADMISSION. The parties hereto acknowledge that this Separation Agreement shall not be construed as an admission by any party of any liability or wrongdoing whatsoever and that the agreements set forth herein is made by the parties solely in an effort to amicably terminate the employment relationship.

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     10.   ENTIRE AGREEMENT. This Agreement sets forth the entire understanding and agreement of the parties hereto with regard to the subject matter referred to in this Agreement and supersedes all prior oral negotiations, understandings and agreements with regard to the subject matter of this Agreement.

     11.   BINDING EFFECT.     This Agreement shall be binding upon and inure to
the benefit of the parties hereto and their respective heirs, executors, administrators, successors and assigns.

     12.   CONTROLLING LAW.    This Agreement shall be interpreted and enforced
in accordance with the laws of the Commonwealth of Pennsylvania.

     13. SEVERABILITY. All of the provisions of this Agreement are distinct and severable, and if any provisions should, for any reason, be held to be invalid or unenforceable, then the valid and enforceable provisions hereof shall continue in full force and effect.

     14. COUNTERPARTS. To facilitate execution, this Agreement may be executed in as may counterparts as may be required; and it shall not be necessary that the signatures of, or on behalf of, each party, or that the signatures of all persons required to bind any party, appear on each counterpart; but it shall be sufficient that the signatures of, or on behalf of, each party, or that the signatures of the persons required to bind any party, appear on more of the counterparts. All counterparts shall collectively constitute a single Agreement. It shall not be necessary in making proof of this Agreement to produce or account
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for more than a number of counterparts containing the respective signatures of, or on behalf of, all the parties hereto.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed the day and year first above written.
                              JUDGE IMAGING SYSTEMS, INC.



                              By:/s/ Martin E. Judge, Jr.
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                              MARTIN E. JUDGE, JR., CEO



                              By:/s/ Raymond V. Zozzie
                                 ---------------------
                              RAYMOND V. SOZZI